                                                                      EXHIBIT 21

                          TELESCAN, INC. & SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT


                  INVESTools, Inc., a California corporation
                  3705 Haven Avenue
                  Menlo Park, CA  94025